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Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional advisor.

LETTER OF TRANSMITTAL
Relating to
CYRUSONE LP
CYRUSONE FINANCE CORP.

OFFER TO EXCHANGE

Up to $500,000,000 Principal Amount of
5.000% Senior Notes due 2024
CUSIP/ISIN:
Rule 144A Notes: 23283PAE4/US23283PAE43
Reg. S Notes: U23343AC7/USU23343AC72
for
a Like Principal Amount of
5.000% Senior Notes due 2024
which have been registered under the Securities Act of 1933, as amended (the "Securities Act"),
and
Up to $300,000,000 Principal Amount of
5.375% Senior Notes due 2027
CUSIP/ISIN:
Rule 144A Notes: 23283PAH7/US23283PAH7
Reg. S Notes: U23343AD5/USU23343AD55
for
a Like Principal Amount of
5.375% Senior Notes due 2027
which have been registered under the Securities Act.
Pursuant to the Prospectus, dated                        , 2017

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2017, UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.
Attn: Corporate Trust Operations
600 S. 4th Street
MAC: N9300-070
Minneapolis, MN 55415

Holders can inquire about the exchange of the Notes by calling Wells Fargo Bank, National Association at
1-800-344-5128.

        Delivery of this instrument to an address other than as set forth above, or transmission of this instrument via facsimile other than as set forth above, will not constitute a valid delivery.

        The undersigned acknowledges that he or she has received the prospectus, dated                        , 2017 (the "Prospectus"), of CyrusOne LP, a Maryland limited partnership ("CyrusOne LP") and CyrusOne Finance Corp., a Maryland corporation ("Finance" and, together with CyrusOne LP, the "Issuers"), and this letter of transmittal (the "Letter of Transmittal"), which together constitute the Issuers' offer (the "Exchange Offer") to exchange a principal amount of (1) up to $500,000,000 of their outstanding, unregistered 5.000% Senior Notes due 2024 (the "Original 2024 Notes") for a like principal amount of the Issuers' registered 5.000% Senior Notes due 2024 (the "Exchange 2024 Notes") and (2) up to $300,000,000 of their outstanding, unregistered 5.375% Senior Notes due 2027 (the "Original 2027 Notes" and, together with the Original 2024 Notes, the "Original Notes") for a like principal amount of the Issuers' registered 5.375% Senior Notes due 2027 (the "Exchange 2027 Notes" and, together with the Exchange 2024 Notes, the "Exchange Notes"). All references to the Original Notes and the Exchange Notes include references to the related guarantees. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

        For each Original 2024 Note accepted for exchange, the holder of such Original 2024 Note will receive an Exchange 2024 Note having a principal amount equal to that of the surrendered Original 2024 Note. The Exchange 2024 Notes will bear interest at a rate of 5.000% per annum from the most recent date to which interest on the Original 2024 Notes has been paid or, if no interest has been paid, from March 17, 2017. Interest on the Exchange 2024 Notes will be payable semiannually in cash in arrears on March 15 and September 15 of each year, commencing on September 15, 2017. The Exchange 2024 Notes will mature on March 15, 2024. The terms of the Exchange 2024 Notes are identical in all material respects to the terms of the Original 2024 Notes, except that the Exchange 2024 Notes have been registered under the Securities Act and the transfer restrictions, registration rights and related additional interest provisions applicable to the Original 2024 Notes do not apply to the Exchange 2024 Notes.

        For each Original 2027 Note accepted for exchange, the holder of such Original 2027 Note will receive an Exchange 2027 Note having a principal amount equal to that of the surrendered Original 2027 Note. The Exchange 2027 Notes will bear interest at a rate of 5.375% per annum from the most recent date to which interest on the Original 2027 Notes has been paid or, if no interest has been paid, from March 17, 2017. Interest on the Exchange 2027 Notes will be payable semiannually in cash in arrears on March 15 and September 15 of each year, commencing on September 15, 2017. The Exchange 2027 Notes will mature on March 15, 2027. The terms of the Exchange 2027 Notes are identical in all material respects to the terms of the Original 2027 Notes, except that the Exchange 2027 Notes have been registered under the Securities Act and the transfer restrictions, registration rights and related additional interest provisions applicable to the Original 2027 Notes do not apply to the Exchange 2027 Notes.

        If the Issuers have not exchanged all Original 2024 Notes validly tendered in accordance with the terms of the Exchange Offer for Exchange 2024 Notes on or prior to the 30th business day after which the registration statement in respect of such Exchange 2024 Notes has been declared effective or in certain other circumstances set forth in the Registration Rights Agreement, dated as of March 17, 2017 (the "2024 Registration Rights Agreement"), relating to the Original 2024 Notes, by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the initial purchasers of the Original 2024 Notes, the Issuers will be required to pay additional interest as set forth in the 2024 Registration Rights Agreement.

        If the Issuers have not exchanged all Original 2027 Notes validly tendered in accordance with the terms of the Exchange Offer for Exchange 2027 Notes on or prior to the 30th business day after which the registration statement in respect of such Exchange 2027 Notes has been declared effective or in certain other circumstances set forth in the Registration Rights Agreement, dated as of March 17, 2017 (the "2027 Registration Rights Agreement"), relating to the Original 2027 Notes, by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the initial purchasers of the Original 2027 Notes, the Issuers will be required to pay additional interest as set forth in the 2027 Registration Rights Agreement.

        The Issuers have agreed that, during the period described in Section 4(a)(3) of the Securities Act and Rule 174 thereunder that is applicable to transactions by brokers or dealers with respect to Exchange Notes (the "Applicable Period"), they will use their commercially reasonable efforts to make the Prospectus, as amended and supplemented, available to broker-dealers for use in connection with resales of Exchange Notes.

        Each holder of Original Notes wishing to participate in the Exchange Offer, except holders of Original Notes executing their tenders through the Automated Tender Offer Program ("ATOP") procedures of The Depository Trust Company ("DTC"), should complete, sign and submit this Letter of Transmittal to the Exchange Agent, Wells Fargo Bank, N.A., on or prior to the Expiration Date.

        This Letter of Transmittal may be used to participate in the Exchange Offer if certificates representing Original Notes are to be physically delivered to the Exchange Agent or if Original Notes are to be tendered by effecting a book-entry transfer into the Exchange Agent's account at DTC and instructions are not being transmitted through ATOP, for which the Exchange Offer is eligible. Unless you intend to tender your Original Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, along with any physical certificates for the Original Notes specified herein, to indicate the action you desire to take with respect to the Exchange Offer.

        Holders of Original Notes tendering by book-entry transfer to the Exchange Agent's account at DTC may execute tenders through ATOP, for which the Exchange Offer is eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the Exchange Offer to DTC on or prior to the Expiration Date. DTC will verify acceptance of the Exchange Offer, execute a book-entry transfer of the tendered Original Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a "book-entry confirmation", which shall include an Agent's Message. An "Agent's Message" is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Original Notes that the participant has received and agrees to be bound by the terms of this Letter of Transmittal as an undersigned hereof and that the Issuers may enforce such agreement against the participant. Delivery of the Agent's Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the Agent's Message. Accordingly, holders who tender their Original Notes through DTC's ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal.

        If you are a beneficial owner that holds Original Notes through Euroclear or Clearstream and wish to tender your Original Notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear or Clearstream directly to ascertain their procedures for tendering Original Notes.

        Tendering holders of Original Notes must tender Original Notes in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. Exchange Notes will be issued in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof.

        Any holder that is a bank, broker, or other custodial entity holding Original Notes on behalf of more than one beneficial owner may submit to the Exchange Agent a list of the aggregate principal amount of Original Notes owned by each such beneficial owner, and the Exchange Agent, in determining the aggregate principal amount of Exchange Notes to be issued to such holder, will treat each such beneficial owner as a separate holder.

        Holders that anticipate tendering other than through DTC are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of Exchange Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant with account information in this Letter of Transmittal.

        The Issuers reserve the right, in their sole discretion, to amend, at any time, the terms and conditions of the Exchange Offer. The Issuers will give you notice of any amendments if required by applicable law. The term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended.

        The undersigned has completed the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

 TENDER OF ORIGINAL NOTES

        To effect a valid tender of Original Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the tables below entitled "Method of Delivery" and "Description of Original Notes Tendered" and sign this Letter of Transmittal where indicated.

        Exchange Notes will be delivered in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned's custodian, as specified in the table below entitled "Method of Delivery".

        We have not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under any of the Prospectus or other materials provided therewith.

        Failure to provide the information necessary to effect delivery of Exchange Notes will render such holder's tender defective, and the Issuers will have the right, which they may waive, to reject such tender without notice.

METHOD OF DELIVERY

☐
CHECK HERE IF PHYSICAL CERTIFICATES FOR TENDERED ORIGINAL NOTES ARE BEING DELIVERED HEREWITH.

☐
CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC.

PROVIDE BELOW THE NAME OF THE DTC PARTICIPANT AND PARTICIPANT'S ACCOUNT NUMBER IN WHICH THE TENDERED ORIGINAL NOTES ARE HELD AND/OR THE CORRESPONDING EXCHANGE NOTES ARE TO BE DELIVERED.

Name of Tendering Institution:

DTC Participant Number:

Account Number:

Transaction Code Number:

        List below the Original Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the numbers and principal amount at maturity of Original Notes should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF ORIGINAL NOTES TENDERED

DESCRIPTION OF ORIGINAL 2024 NOTES TENDERED

	1	2	3

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount of Original 2024 Notes Represented	Principal Amount Tendered**

	Total

*	Need not be completed if Original 2024 Notes are being tendered by book-entry transfer.
**

Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Original 2024 Notes represented by the Original 2024 Notes indicated in column 2. See Instruction 2. The principal amount of Original 2024 Notes tendered hereby must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See Instruction 1.

DESCRIPTION OF ORIGINAL 2027 NOTES TENDERED

	1	2	3

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount of Original 2027 Notes Represented	Principal Amount Tendered**

	Total

*	Need not be completed if Original 2027 Notes are being tendered by book-entry transfer.
**

Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Original 2027 Notes represented by the Original 2027 Notes indicated in column 2. See Instruction 2. The principal amount of Original 2027 Notes tendered hereby must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See Instruction 1.

Note: Signatures must be provided below.
Please read the accompanying instructions carefully.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuers the aggregate principal amount of the Original Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuers all right, title and interest in and to such Original Notes as are being tendered hereby. The undersigned hereby irrevocably appoints the Exchange Agent as the undersigned's true and lawful agent and attorney-in-fact with respect to such tendered Original Notes, with full power of substitution, among other things, to cause the Original Notes to be assigned, transferred and exchanged.

        The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Original Notes tendered hereby and that the Issuers will acquire good, marketable and unencumbered title to the Original Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the Original Notes are accepted by the Issuers; (ii) the undersigned is not an "affiliate", as defined in Rule 405 under the Securities Act, of the Issuers; (iii) any Exchange Notes to be received by the undersigned will be acquired in the ordinary course of the undersigned's business; (iv) at the time of commencement and consummation of the Exchange Offer it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes it will receive in the Exchange Offer in violation of the provisions of the Securities Act; and (v) if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Original Notes or the Exchange Notes.

        In addition, if the undersigned is a broker-dealer, the undersigned represents that the Original Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The undersigned also acknowledges that this Exchange Offer is being made by the Issuers based upon the Issuers' understanding of interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, that the Exchange Notes issued in exchange for the Original Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that: (i) such holder is not an "affiliate", as defined in Rule 405 under the Securities Act, of the Issuers; (ii) such Exchange Notes are acquired in the ordinary course of such holder's business; and (iii) such holder is not engaged in, does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act), of the Exchange Notes.

        However, the Issuers have not sought their own no-action letter and therefore the staff of the Commission has not considered this Exchange Offer in the context of a no-action letter. There can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in other circumstances. If a holder of Original Notes is an affiliate of the Issuers, acquires the Exchange Notes other than in the ordinary course of such holder's business or is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder could not rely on the applicable interpretations of the staff of the

Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

        The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer—Withdrawal of Tenders" section of the Prospectus.

        Unless otherwise indicated in the box entitled "Special Issuance Instructions" below, please deliver the Exchange Notes in the name of the undersigned or, in the case of a book-entry delivery of Original Notes, please credit the account indicated above maintained at DTC. Similarly, unless otherwise indicated under the box entitled "Special Delivery Instructions" below, please send the Exchange Notes to the undersigned at the address shown above in the box entitled "Description of Original Notes Tendered".

        THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF ORIGINAL NOTES TENDERED" ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE ORIGINAL NOTES AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 3 and 4)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 3 and 4)
To be completed ONLY if certificates for Original Notes in a principal amount not tendered or not accepted and/or Exchange Notes are to be issued in the name of someone other than the undersigned, or if Original Notes are to be returned by credit to an account maintained by DTC other than the account designated above.

Issue Exchange Notes and/or Original Notes to:	To be completed ONLY if certificates for Original Notes in a principal amount not tendered or not accepted and/or Exchange Notes are to be sent to someone other than the undersigned at an address other than that shown above.

Deliver Exchange Notes and/or Original Notes to:
Name(s):	Name(s):

(Please Type or Print)	(Please Type or Print)
(Please Type or Print)	(Please Type or Print)

Address:	Address:
(Including Zip Code)	(Including Zip Code)

Taxpayer Identification Number	Taxpayer Identification Number

(Such person(s) must also complete a Form W-9, a Form W-8BEN, a Form W-8BEN-E, a Form W-8ECI or a Form W-8IMY, as applicable)	(Such person(s) must also complete a Form W-9, a Form W-8BEN, a Form W-8BEN-E, a Form W-8ECI or a Form W-8IMY, as applicable)
Credit unaccepted Original Notes tendered by book-entry transfer to:
(DTC Account Number)

IMPORTANT: This Letter of Transmittal or a facsimile hereof or an Agent's Message in lieu thereof (together with the certificates for Original Notes or a book-entry confirmation and all other required documents) must be received by the Exchange Agent prior to 5:00 p.m. New York City time, on the Expiration Date.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

IN ORDER TO VALIDLY TENDER ORIGINAL NOTES FOR EXCHANGE, HOLDERS OF ORIGINAL NOTES MUST COMPLETE, EXECUTE, AND DELIVER THE LETTER OF TRANSMITTAL OR A PROPERLY TRANSMITTED AGENT'S MESSAGE.

 SIGN HERE

(To be Completed By All Tendering Holders of Original Notes Regardless of Whether Original Notes Are Being Physically Delivered Herewith, Other Than Holders Effecting Delivery Through ATOP)

        By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders to CyrusOne LP the principal amount of the Original Notes listed in the table on page 5 entitled "Description of Original Notes Tendered".

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Area Code and Telephone Number	Date
Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Area Code and Telephone Number	Date
Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Area Code and Telephone Number	Date
Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Area Code and Telephone Number	Date

        If a holder is tendering any Original Notes, this Letter of Transmittal must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Original Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s):
(Please Type or Print)

Capacity (full title):

Address:	(Including Zip Code)

SIGNATURE GUARANTEE
(If required—See Instruction 3)

Signature(s) Guaranteed by an Eligible Institution:
(Authorized Signature)
(Title)
(Name of Firm)
(Address)
Dated: , 2017

 INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

1.     Delivery of Letter of Transmittal.

        This Letter of Transmittal or, in lieu thereof, an Agent's Message stating that the holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable by, this Letter of Transmittal is to be completed by or received with respect to holders of Original Notes whether certificates are to be forwarded herewith or tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in "The Exchange Offer—Procedures for Tendering" section of the Prospectus. Certificates for all physically tendered Original Notes (or book-entry confirmation), as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by this Letter of Transmittal (or, in lieu thereof, an Agent's Message), must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date. Original Notes tendered hereby must be an amount equal to $2,000 in principal amount or in any integral multiple of $1,000 in excess thereof.

        The method of delivery of this Letter of Transmittal, the Original Notes and all other required documents is at the election and risk of the tendering holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No letter of transmittal or Original Notes should be sent to the Issuers. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

        See "The Exchange Offer" section of the Prospectus.

2.     Partial Tenders (not applicable to holders of Original Notes who tender by book-entry transfer); Withdrawals.

        If less than all of the Original Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Original Notes to be tendered in the applicable box above entitled "Description of Original Notes Tendered—Principal Amount Tendered." A newly reissued certificate for the Original Notes submitted but not tendered will be sent to such holder as soon as practicable after the Expiration Date. All of the Original Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise clearly indicated.

        If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. To be effective with respect to the tender of Original Notes, a written or facsimile transmission notice of withdrawal must: (i) be received by the Exchange Agent prior to the Expiration Date; (ii) specify the name of the person who deposited the Original Notes to be withdrawn; (iii) identify the Original Notes to be withdrawn (including the applicable series of Original Notes, the certificate number(s), if any, and principal amount of such Original Notes); (iv) be signed by the depositor in the same manner as the original signature on this Letter of Transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender; and (v) specify the name in which any such Original Notes are to be registered, if different from that of the depositor. The Exchange Agent will return the properly withdrawn Original Notes promptly following receipt of notice of withdrawal. If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC's procedures. All questions as to the validity of notices of withdrawal, including time of receipt, will be determined by the Issuers, and such determination will be final and binding on all parties.

3.     Signatures on this Letter of Transmittal, Bond Powers and Endorsements; Guarantee of Signatures.

        If this Letter of Transmittal is signed by the registered holder(s) of the Original Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without alteration, enlargement or any change whatsoever.

        If any tendered Original Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        If any tendered Original Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

        When this Letter of Transmittal is signed by the registered holder(s) (which term, for the purposes described herein, shall include DTC as the owner of the Original Notes) of the Original Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the Exchange Notes are to be issued to a person other than the registered holder(s), then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificates must be guaranteed by an Eligible Institution (as defined below).

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of any Original Notes specified therein, such certificate(s) must be endorsed by such registered holder(s) or accompanied by separate written instruments of transfer or endorsed in blank by such registered holder(s) in form satisfactory to the Issuers and duly executed by the registered holder, in either case signed exactly as such registered holder's or holders' name(s) appear(s) on the Original Notes.

        If this Letter of Transmittal or any certificates of Original Notes or separate written instruments of transfer or exchange are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Issuers, evidence satisfactory to the Issuers of their authority to so act must be submitted with this Letter of Transmittal.

        Signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution unless the Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each such entity, an "Eligible Institution").

4.     Special Issuance and Delivery Instructions.

        Tendering holders of Original Notes should indicate in the applicable box the name and address to which substitute certificates representing Original Notes for any Original Notes not exchanged and/or Exchange Notes are to be issued or sent or, in the case of a book-entry delivery of Original Notes, the appropriate DTC participant name and number, if different from the name or address or the DTC participant name and number, as the case may be, of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named also must be indicated. Holders tendering Original Notes by book-entry transfer may request that Original Notes not exchanged and/or Exchange Notes be credited to such account maintained at DTC as such note holder may designate hereon. If no such instructions are given, such

Original Notes not exchanged and/or Exchange Notes will be returned to the name and address or the account maintained at DTC, as the case may be, of the person signing this Letter of Transmittal.

5.     Tax Identification Number and Backup Withholding.

        An exchange of Original Notes for Exchange Notes of the applicable series pursuant to the Exchange Offer will not be treated as a taxable exchange or other taxable event for U.S. Federal income tax purposes. In particular, no backup withholding or information reporting is required in connection with such an exchange. However, U.S. Federal income tax law generally requires that payments of principal and interest on a note to a holder be subject to backup withholding unless such holder provides the payor with such holder's correct Taxpayer Identification Number ("TIN") on the attached Form W-9 or otherwise establishes a basis for exemption. If such holder is an individual, the TIN is his or her social security number. If the payor is not provided with the current TIN or an adequate basis for an exemption, such tendering holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, such holder may be subject to backup withholding in an amount that is currently 28% of all reportable payments of principal and interest.

        Certain holders (including, among others, certain corporations and foreign individuals) are not subject to these backup withholding and reporting requirements. Such holders should nevertheless complete the attached Form W-9, and enter the appropriate "exempt payee code", to avoid possible erroneous backup withholding. If the tendering holder of Original Notes is a nonresident alien or foreign entity not subject to backup withholding, such holder must give the Issuers a completed Form W-8BEN or W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting), or other appropriate Form W-8. These forms may be obtained from the Exchange Agent or from the Internal Revenue Service's website, www.irs.gov. See the instructions on the attached Form W-9 for additional instructions.

        To prevent backup withholding on reportable payments of principal and interest, each tendering holder of Original Notes must provide its correct TIN by completing the attached Form W-9, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that such holder is subject to a backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. If the Original Notes are in more than one name or are not in the name of the actual owner, such holder should consult the instructions on the attached Form W-9 for information on which TIN to report. If such holder does not have a TIN, such holder should consult the instructions on the attached Form W-9 for instructions on applying for a TIN. If a holder does not provide a TIN because it is applying for a TIN, backup withholding at a rate currently of 28% will nevertheless apply to all reportable payments made by such holder. If such a holder furnishes its TIN to the Issuers within 60 calendar days of the Issuers' receipt of the Form W-9, however, any amounts so withheld shall be refunded to such holder.

        If backup withholding applies, the payor will withhold the appropriate percentage (currently 28%) from payments to the payee. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

6.     Transfer Taxes.

        Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Notes tendered hereby, or if tendered Original Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Original Notes specified in this Letter of Transmittal.

7.     Waiver of Conditions.

        The Issuers reserve the right to waive satisfaction of any or all conditions enumerated in the Prospectus or this Letter of Transmittal at any time and from time to time prior to the Expiration Date.

8.     No Conditional Tenders.

        No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Original Notes, by execution of this Letter of Transmittal or, in lieu thereof, an Agent's Message, shall waive any right to receive notice of the acceptance of their Original Notes for exchange.

        None of the Issuers, the Exchange Agent or any other person is obligated to give notice of any defect or irregularity with respect to any tender of Original Notes nor shall any of them incur any liability for failure to give any such notice.

9.     Mutilated, Lost, Stolen or Destroyed Original Notes.

        Any holder whose Original Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

10.   Requests for Assistance or Additional Copies.

        Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent, at the address and telephone number indicated above.

QuickLinks

  Exhibit 99.1
TENDER OF ORIGINAL NOTES
METHOD OF DELIVERY
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
SIGN HERE (To be Completed By All Tendering Holders of Original Notes Regardless of Whether Original Notes Are Being Physically Delivered Herewith, Other Than Holders Effecting Delivery Through ATOP)
SIGNATURE GUARANTEE (If required—See Instruction 3)
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER